Exhibit 99.1

Murphy USA Inc. Reports Second Quarter 2017 Results

El Dorado, Arkansas, August 2, 2017 – Murphy USA Inc. (NYSE: MUSA), a leading marketer of retail motor fuel products and convenience merchandise, today announced financial results for the three and six months ended June 30, 2017.
Key Highlights:

•	Net income was $55.6 million, or $1.51 per diluted share in Q2 2017 compared to net income of $46.3 million, or $1.17 per diluted share, in Q2 2016

•	Total fuel contribution (retail fuel margin plus product supply and wholesale ("PS&W") results including RINS) for Q2 2017 was 18.1 cpg compared to 16.8 cpg in Q2 2016

•
Total retail gallons grew 2.5% to 1.06 billion gallons for the network during Q2 2017 while volumes on an average per store month ("APSM") basis declined 2.0% versus prior year quarter and retail fuel margins averaged 16.6 cpg versus 10.8 cpg

•	Merchandise contribution dollars grew 5.5% during the quarter to $97.7 million, achieving a record unit margin of 16.1%

•
Five new stores opened during the quarter, 12 raze-and-rebuild sites reopened, with new and raze-and-rebuild construction in progress at 26 locations as of today and seven sites opened since quarter end

•
Common shares repurchased during the second quarter were approximately 726,000 for $49 million at an average price of $67 per share under the February 2016 program authorizing up to $500 million in repurchases, leaving $110 million of authority remaining. YTD 2017 common share repurchases total 994,000 shares for $66 million at an average price of $67 per share.

"Our strong results in the second quarter demonstrate the substantial earnings power of our low cost, high volume business model during periods of favorable retail fuel margins," said President and CEO Andrew Clyde. "Meanwhile, our merchandise profits are accelerating while per-store operating costs continue to decline, creating further upside operating leverage while reducing the Company's earnings volatility during periods of challenging fuel margins. Midstream conditions improved during the second quarter as the RIN market returned to an equilibrium status after regulatory clarity emerged, although PS&W contribution remains pressured by an oversupplied market and depressed rack prices." Clyde concluded, "With our debt issuance, 29% earnings per share growth, and further execution on our improvement initiatives during the quarter, we continue to optimize and improve operating and financial leverage for the benefit of shareholders."
Consolidated Results

	Three Months Ended June 30,		Six Months Ended June 30,
Key Operating Metrics	2017	2016	2017	2016
Net income ($ Millions)	$55.6	$46.3	$52.5	$132.2
Earnings per share (diluted)	$1.51	$1.17	$1.42	$3.26
Adjusted EBITDA ($ Millions)	$129.1	$108.6	$159.5	$191.6

Net income, adjusted EBITDA and earnings per share all improved Q2 2017 versus Q2 2016 period due to higher total fuel margins, higher network fuel volumes, and increased merchandise margins. Adjusted EBITDA generated in the first half of 2017 was below the first half of 2016 due primarily to lower total fuel margins, while net income and earnings per share declines over the period were also driven by the $56 million gain recognized from the CAM pipeline sale during Q1 2016.
Fuel

	Three Months Ended June 30,		Six Months Ended June 30,
Key Operating Metrics	2017	2016	2017	2016
Total retail fuel contribution ($ Millions)	$176.0	$112.0	$278.1	$224.0
Total fuel contribution (including retail, PS&W and RINS) (cpg)	18.1	16.8	14.2	15.4
Retail fuel volume - chain (Million gal)	1,059.5	1,033.3	2,072.9	2,040.5
Retail fuel volume - per site (K gal APSM)	253.3	258.6	248.2	255.3
Retail fuel margin (cpg excl credit card fees)	16.6	10.8	13.4	11.0
PS&W plus RINs contribution (cpg)	1.5	5.9	0.8	4.5
Total fuel contribution dollars increased 10.8% in Q2 2017 due primarily to higher retail margins, offset by lower year-over-year contribution from PS&W plus RINs.
Total retail fuel contribution increased 57.2% during the quarter as falling product prices created a more favorable market structure and margin environment versus the consistently rising wholesale prices of Q2 2016. Also, total network retail gallons sold in the quarter increased 2.5% due to new store growth, offsetting APSM retail volume declines of 2.0%. Product Supply & Wholesale contribution, along with fundamental midstream conditions, improved sequentially during the current quarter.
Merchandise

	Three Months Ended June 30,		Six Months Ended June 30,
Key Operating Metrics	2017	2016	2017	2016
Total merchandise sales ($ Millions)	$605.7	$589.5	$1,171.5	$1,151.2
Total merchandise contribution ($ Millions)	$97.7	$92.7	$186.6	$178.6
Total merchandise sales ($K APSM)	$144.8	$147.5	$140.3	$144.0
Merchandise unit margin (%)	16.1%	15.7%	15.9%	15.5%
Tobacco contribution ($K APSM)	$13.6	$13.7	$13.2	$13.3
Non-tobacco contribution ($K APSM)	$9.8	$9.5	$9.2	$9.1
Total merchandise contribution ($K APSM)	$23.4	$23.2	$22.3	$22.4
Total merchandise sales increased 2.8% to $605.7 million in the second quarter 2017 from $589.5 million in second quarter 2016, with margins increasing to 16.1% versus 15.7%, respectively. On a per-store-month basis, merchandise contribution increased 0.8% driven by a 2.3% increase in non-tobacco APSM contribution, offset by a 0.3% decline in tobacco APSM contribution. Non-tobacco APSM sales and contribution benefited from promotion innovation, while the tobacco-related decline was driven by lower volumes.

Other areas

	Three Months Ended June 30,		Six Months Ended June 30,
Key Operating Metrics	2017	2016	2017	2016
Total station and other operating expense ($ Millions)	$129.4	$125.1	$254.2	$241.9
Station OPEX excl credit card fees ($K APSM)	$21.2	$21.8	$20.8	$21.3
Total SG&A cost ($ Millions)	$31.3	$32.3	$69.6	$63.8
Total station and other operating expenses increased $4.3 million for the quarter, reflecting new store additions and slightly higher payment fees. However, on a per store basis, operating expenses excluding payment fees declined 2.4%. SG&A declined $1.0 million to $31.3 million in the quarter due to timing of spending for enterprise wide initiatives.
Station Openings
Murphy USA opened five retail locations in Q2 2017 (not including twelve raze and rebuilds), bringing the quarter end store count to 1,411, consisting of 1,154 Murphy USA sites and 257 Murphy Express sites. A total of 24 stores are currently under construction along with 2 kiosks undergoing a raze and rebuild which will return to operation as 1,200 sq. foot stores before year end. Seven stores have opened since the end of second quarter 2017.
Financial Resources

	As of June 30,
Key Metrics	2017	2016
Cash and cash equivalents ($ Millions)	$197.1	$254.2
Long-term debt ($ Millions)	$869.1	$648.3

	Three Months Ended June 30,		Six Months Ended June 30,
Key Metrics	2017	2016	2017	2016
Average shares outstanding (diluted) (in thousands)	36,861	39,720	37,018	40,505
Cash balances on June 30, 2017 totaled $197.1 million. Long-term debt consisted of approximately $491 million in carrying value of 6% senior notes due in 2023, $295 million in carrying value of 5.625% senior notes due in 2027 and $97 million of term debt less $15 million of current maturities, which is reflected in current liabilities. Remaining undrawn borrowing capacity under the ABL was $208 million as of June 30, 2017.
Common shares repurchased during the current quarter were approximately 726,000 for $49 million. There is approximately $110 million remaining under the previously authorized program of up to $500 million as of quarter end. At June 30, 2017, the Company had common shares outstanding of 36,051,935.

* * * * *
Earnings Call Information
The Company will host a conference call on August 3, 2017, at 10:00 a.m. Central time to discuss second quarter 2017 results. The conference call number is 1 (877) 291-1367 and the conference number is 45734993. A live audio webcast of the conference call and the earnings and investor related materials, including reconciliations of any non-GAAP financial measures to GAAP financial measures and any other applicable disclosures, will be available on that same day on the investor section of the Murphy USA website (http://ir.corporate.murphyusa.com). Online replays of the earnings call will be available through Murphy USA’s web site and a recording of the call will be available through August 4, 2017, by dialing 1(855) 859-2056 and referencing conference number 45734993. In addition, a transcript of the event will be made available on the website shortly following the conference call.
Forward-Looking Statements
Certain statements in this news release contain or may suggest “forward-looking” information (as defined in the Private Securities Litigation Reform Act of 1995) that involve risk and uncertainties, including, but not limited to anticipated store openings, fuel margins, merchandise margins, sales of RINs and trends in our operations. Such statements are based upon the current beliefs and expectations of the company’s management and are subject to significant risks and uncertainties. Actual future results may differ materially from historical results or current expectations depending upon factors including, but not limited to: our ability to continue to maintain a good business relationship with Walmart; successful execution of our growth strategy, including our ability to realize the anticipated benefits from such growth initiatives, and the timely completion of construction associated with our newly planned stores which may be impacted by the financial health of third parties; our ability to effectively manage our inventory, disruptions in our supply chain and our ability to control costs; the impact of any systems failures, cybersecurity and/or security breaches, including any security breach that results in theft, transfer or unauthorized disclosure of customer, employee or company information or our compliance with information security and privacy laws and regulations in the event of such an incident; successful execution of our information technology strategy; future tobacco or e-cigarette legislation and any other efforts that make purchasing tobacco products more costly or difficult could hurt our revenues and impact gross margins; efficient and proper allocation of our capital resources; compliance with debt covenants; availability and cost of credit; and changes in interest rates. Our SEC report, including our Annual Report on our Form 10-K for the year ended December 31, 2016 contains other information on these and other factors that could affect our financial results and cause actual results to differ materially from any forward-looking information we may provide. The company undertakes no obligation to update or revise any forward-looking statements to reflect subsequent events, new information or future circumstances.

Investor Contact: Christian Pikul (870) 875-7683 Director, Investor Relations christian.pikul@murphyusa.com Cell 870-677-0278	Media/ Public Relations Contact: Jerianne Thomas (870) 875-7770 Director, Corporate Communications jerianne.thomas@murphyusa.com Cell 870-866-6321

Murphy USA Inc.
Consolidated Statements of Income
(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
(Thousands of dollars except per share amounts)	2017	2016	2017	2016
Operating Revenues
Petroleum product sales (a)	$2,567,719	$2,371,735	$4,969,973	$4,260,019
Merchandise sales	605,698	589,457	1,171,488	1,151,194
Other operating revenues	37,643	44,570	69,217	84,811
Total operating revenues	3,211,060	3,005,762	6,210,678	5,496,024

Operating Expenses
Petroleum product cost of goods sold (a)	2,413,175	2,242,936	4,742,508	4,026,065
Merchandise cost of goods sold	507,979	496,801	984,940	972,603
Station and other operating expenses	129,433	125,145	254,177	241,919
Depreciation and amortization	27,513	23,685	54,525	47,171
Selling, general and administrative	31,347	32,320	69,593	63,823
Accretion of asset retirement obligations	446	412	888	825
Total operating expenses	3,109,893	2,921,299	6,106,631	5,352,406

Gain (loss) on sale of assets	130	(490)	(3,368)	88,975
Income from operations	101,297	83,973	100,679	232,593

Other income (expense)
Interest income	318	250	365	330
Interest expense	(11,644)	(10,210)	(21,142)	(19,598)
Other nonoperating income (expense)	3	85	235	118
Total other income (expense)	(11,323)	(9,875)	(20,542)	(19,150)
Income before income taxes	89,974	74,098	80,137	213,443
Income tax expense	34,411	27,788	27,600	81,259
Net Income	$55,563	$46,310	$52,537	$132,184

Basic and Diluted Earnings Per Common Share
Basic	$1.52	$1.18	$1.43	$3.29
Diluted	$1.51	$1.17	$1.42	$3.26
Weighted-average shares outstanding (in thousands):
Basic	36,525	39,360	36,700	40,134
Diluted	36,861	39,720	37,018	40,505
Supplemental information:
(a) Includes excise taxes of:	$504,582	$487,923	$984,650	$960,533

Murphy USA Inc.
Segment Operating Results
(Unaudited)

(Thousands of dollars, except volume per store month, margins and store counts)	Three Months Ended June 30,		Six Months Ended June 30,
Marketing Segment	2017	2016	2017	2016

Operating Revenues
Petroleum product sales	$2,567,719	$2,371,735	$4,969,973	$4,260,019
Merchandise sales	605,698	589,457	1,171,488	1,151,194
Other operating revenues	37,621	44,558	68,983	84,595
Total operating revenues	3,211,038	3,005,750	6,210,444	5,495,808

Operating expenses
Petroleum products cost of goods sold	2,413,176	2,242,936	4,742,508	4,026,065
Merchandise cost of goods sold	507,979	496,801	984,940	972,603
Station and other operating expenses	129,433	125,145	254,177	241,919
Depreciation and amortization	25,888	22,118	51,308	44,033
Selling, general and administrative	31,346	32,319	69,593	63,822
Accretion of asset retirement obligations	446	412	888	825
Total operating expenses	3,108,268	2,919,731	6,103,414	5,349,267

Gain (loss) on sale of assets	129	(489)	(3,368)	88,976
Income from operations	102,899	85,530	103,662	235,517

Other income
Interest expense	(20)	(12)	(39)	(21)
Other nonoperating income	4	13	230	41
Total other income	(16)	1	191	20

Income from continuing operations
before income taxes	102,883	85,531	103,853	235,537
Income tax expense	39,169	32,089	39,539	89,670
Income from continuing operations	$63,714	$53,442	$64,314	$145,867

Total tobacco sales revenue per store month	$105,840	$110,309	$102,958	$108,173
Total non-tobacco sales revenue per store month	38,981	37,203	37,317	35,874
Total merchandise sales revenue per store month	$144,821	$147,512	$140,275	$144,047

Store count at end of period	1,411	1,344	1,411	1,344
Total store months during the period	4,182	3,996	8,351	7,992

Same store sales information (compared to APSM metrics)

	Variance from prior year quarter
	Three months ended
	June 30, 2017
	SSS	APSM
Fuel gallons per month	(1.6)%	(2.0)%

Merchandise sales	(0.4)%	(1.8)%
Tobacco sales	(1.6)%	(4.1)%
Non tobacco sales	3.0%	4.8%

Merchandise margin	1.9%	0.8%
Tobacco margin	2.6%	(0.3)%
Non tobacco margin	0.9%	2.3%

	Variance from prior year quarter
	Six months ended
	June 30, 2017
	SSS	APSM
Fuel gallons per month	(2.3)%	(2.8)%

Merchandise sales	(1.0)%	(2.6)%
Tobacco sales	(2.2)%	(4.8)%
Non tobacco sales	2.6%	4.0%

Merchandise margin	1.1%	—%
Tobacco margin	2.0%	(0.8)%
Non tobacco margin	(0.2)%	1.0%

Murphy USA Inc.
Consolidated Balance Sheets

(Thousands of dollars)	June 30, 2017	December 31, 2016
	(unaudited)
Assets
Current assets
Cash and cash equivalents	$197,095	$153,813
Accounts receivable—trade, less allowance for doubtful accounts of $1,921 in 2017 and $1,891 in 2016	164,372	183,519
Inventories, at lower of cost or market	179,044	153,351
Prepaid expenses and other current assets	25,233	24,871
Total current assets	565,744	515,554
Property, plant and equipment, at cost less accumulated depreciation and amortization of $818,409 in 2017 and $780,426 in 2016	1,613,234	1,532,655
Other assets	44,208	40,531
Total assets	$2,223,186	$2,088,740
Liabilities and Stockholders' Equity
Current liabilities
Current maturities of long-term debt	$14,958	$40,596
Trade accounts payable and accrued liabilities	394,303	473,370
Income taxes payable	—	594
Total current liabilities	409,261	514,560

Long-term debt, including capitalized lease obligations	869,086	629,622
Deferred income taxes	217,670	204,656
Asset retirement obligations	26,978	26,200
Deferred credits and other liabilities	19,550	16,626
Total liabilities	1,542,545	1,391,664
Stockholders' Equity
Preferred Stock, par $0.01 (authorized 20,000,000 shares,
none outstanding)	—	—
Common Stock, par $0.01 (authorized 200,000,000 shares,
46,767,164 and 46,767,164 shares issued at
2017 and 2016, respectively)	468	468
Treasury stock (10,715,229 and 9,831,196 shares held at
June 30, 2017 and December 31, 2016, respectively)	(667,522)	(608,001)
Additional paid in capital (APIC)	545,887	555,338
Retained earnings	801,808	749,271
Total stockholders' equity	680,641	697,076
Total liabilities and stockholders' equity	$2,223,186	$2,088,740

Murphy USA Inc.
Consolidated Statement of Cash Flows
(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
(Thousands of dollars)	2017	2016	2017	2016
Operating Activities
Net income	$55,563	$46,310	$52,537	$132,184
Adjustments to reconcile net income to net cash provided by operating activities
Depreciation and amortization	27,513	23,685	54,525	47,171
Deferred and noncurrent income tax charges (credits)	7,402	(14,250)	13,014	14,605
Accretion of asset retirement obligations	446	412	888	825
Pretax (gains) losses from sale of assets	(130)	490	3,368	(88,975)
Net (increase) decrease in noncash operating working capital	(4,319)	32,580	(84,718)	57,427
Other operating activities - net	(86)	2,461	828	5,365
Net cash provided by operating activities	86,389	91,688	40,442	168,602
Investing Activities
Property additions	(68,253)	(69,286)	(134,150)	(116,569)
Proceeds from sale of assets	260	287	715	86,298
Changes in restricted cash	—	77,079	—	13,429
Other investing activities - net	(4,143)	(13,838)	(4,143)	(15,138)
Net cash required by investing activities	(72,136)	(5,758)	(137,578)	(31,980)
Financing Activities
Purchase of treasury stock	(48,926)	(17,095)	(66,337)	(167,105)
Borrowings of debt	296,250	—	338,750	200,000
Repayments of debt	(99,723)	(10,092)	(125,901)	(10,165)
Debt issuance costs	(935)	(126)	(935)	(3,240)
Amounts related to share-based compensation	(80)	(108)	(5,159)	(4,237)
Net cash provided by (required by) financing activities	146,586	(27,421)	140,418	15,253
Net increase (decrease) in cash and cash equivalents	160,839	58,509	43,282	151,875
Cash and cash equivalents at beginning of period	36,256	195,701	153,813	102,335
Cash and cash equivalents at end of period	197,095	254,210	197,095	254,210

Supplemental Disclosure Regarding Non-GAAP Financial Information
The following table sets forth the Company’s Adjusted EBITDA for the three and six months ended June 30, 2017 and 2016. EBITDA means net income (loss) plus net interest expense, plus income tax expense, depreciation and amortization, and Adjusted EBITDA adds back (i) other non-cash items (e.g., impairment of properties and accretion of asset retirement obligations) and (ii) other items that management does not consider to be meaningful in assessing our operating performance (e.g., (income) from discontinued operations, gain (loss) on sale of assets and other non-operating expense (income)). EBITDA and Adjusted EBITDA are not measures that are prepared in accordance with U.S. generally accepted accounting principles (GAAP).
We use Adjusted EBITDA in our operational and financial decision-making, believing that the measure is useful to eliminate certain items in order to focus on what we deem to be a more reliable indicator of ongoing operating performance and our ability to generate cash flow from operations. Adjusted EBITDA is also used by many of our investors, research analysts, investment bankers, and lenders to assess our operating performance. We believe that the presentation of Adjusted EBITDA provides useful information to investors because it allows understanding of a key measure that we evaluate internally when making operating and strategic decisions, preparing our annual plan, and evaluating our overall performance. However, non-GAAP measures are not a substitute for GAAP disclosures, and Adjusted EBITDA may be prepared differently by us than by other companies using similarly titled non-GAAP measures.
The reconciliation of net income to EBITDA and Adjusted EBITDA is as follows:

	Three Months Ended June 30,		Six Months Ended June 30,
(Thousands of dollars)	2017	2016	2017	2016

Net income	$55,563	$46,310	$52,537	$132,184

Income taxes	34,411	27,788	27,600	81,259
Interest expense, net of interest income	11,326	9,960	20,777	19,268
Depreciation and amortization	27,513	23,685	54,525	47,171
EBITDA	$128,813	$107,743	$155,439	$279,882

Accretion of asset retirement obligations	446	412	888	825
(Gain) loss on sale of assets	(130)	490	3,368	(88,975)
Other nonoperating (income) expense	(3)	(85)	(235)	(118)
Adjusted EBITDA	$129,126	$108,560	$159,460	$191,614